Exhibit 10.1

THIRD AMENDMENT
OF
NORTHWEST AIRLINES
EXCESS PENSION PLAN FOR SALARIED EMPLOYEES
(2001 Restatement)

The “NORTHWEST AIRLINES EXCESS PENSION PLAN FOR SALARIED EMPLOYEES” was established by Northwest Airlines, Inc., a Minnesota corporation, effective as of January 1, 1985.  That Plan was amended and restated in its entirety effective January 1, 1989 and again effective January 1, 1994.  That Plan was again amended and restated in its entirety effective January 1, 2001 by the adoption of the “NORTHWEST AIRLINES EXCESS PENSION PLAN FOR SALARIED EMPLOYEES (2001 Restatement)” (hereinafter referred to as the “Plan document”).  The Plan document, as so adopted and heretofore amended, is hereby further amended in the following respects:

1.             RESTRICTION OF AMENDMENT POWER.  Effective with respect to all benefits payable on or after the date this Third Amendment is adopted, Section 6.1 of the Plan document is amended to read in full as follows:

6.1.          Amendments and Termination.  The Principal Sponsor may unilaterally amend this Excess Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Excess Plan and may likewise terminate or curtail the benefits of this Excess Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action.  Notwithstanding the foregoing, this Excess Plan shall not be amended to (a) reduce the amount of a benefit accrued by a Participant, whether or not the Participant has had a Termination of Employment as of the effective date of such amendment, or (b) delay the time such benefit is payable to a Participant, except as may be required to comply with tax or other law.  No modification of the terms of this Excess Plan shall be effective unless it is in writing and signed on behalf of the Principal Sponsor by a person authorized to execute such writing.  No oral representation concerning the interpretation or effect of this Excess Plan shall be effective to amend the Excess Plan.

2.             SAVINGS CLAUSE.  Save and except as hereinbefore expressly amended, the Plan document shall continue in full force and effect.